EXHIBIT 10.1

Accredited Solutions, Inc.

2810 N. Arcadia Court

Palm Springs, California 92262

July 1, 2024

Apokar Investment Group, LLC

9311 Monroe Road, Suite K

Charlotte, North Carolina 28270

Attention: John Wiesehan III

Re:	Agreement to Formalize Memorandum of Understanding Dated May 21, 2024 (“MOU”)

Gentlemen:

This letter will serve to memorialize our oral agreement relating to the MOU between our companies. Specifically, it is our agreement that, effective as of July 1, 2024, all of the terms and conditions contained in the MOU shall, for all purposes, become the binding agreement between our companies with respect to the subject matter of the MOU.

Should the foregoing accurately reflect our agreement, please sign below in the space indicated and return a signed copy to us, at which time this letter agreement shall become binding.

We look forward to a mutually beneficial relationship.

Thank you very much.

Sincerely,

/s/ Eduardo Brito

Eduardo Brito

Chief Executive Officer

Accredited Solutions, Inc.

AGREED AND ACCEPTED:

APOKAR INVESTMENT GROUP, LLC

By:     /s/ Lanai Norris

           Lanai Norris

           Managing Partner

           Dated: July 1, 2024

DocuSign Envelope ID: D3295CC1-5960-4E50-95CD-544BC3CE97DF

This **MEMORANDUM OF UNDERSTANDING** (hereinafter referred to as "MOU") is made on this 21st day of May 2024.

BETWEEN

Accredited Solutions, Inc. whose address is at 2810 N. Arcadia Ct., Palm Springs, CA 92262, (hereinafter referred to as "Company") of the first part and shall include its lawful representatives and permitted assigns;

AND

Apokar Investment Group, LLC whose address is at 9311 Monroe Rd Suite K Charlotte, NC 28270 (hereinafter referred to as "Partner") of the second part and shall include its lawful representatives and permitted assigns;

Company and Partner shall hereinafter be referred to as "Party" and collectively as "Parties" as the case may be.

WHEREAS:

The following parties wish to form a joint venture agreement where the Parties agree on the collaboration of the distribution of alkaline water ("Product") in the US market. This MOU will set the initial terms of an agreement to progressively swap equity of the alkaline water manufacturer ("Company") as compensation for significant increase in sales and profits of the product from the marketing and distribution efforts from the distributor ("Partner").

A. The Company, Accredited Solutions, Inc. is a corporation incorporated in Nevada whose main activities, through its main subsidiary Diamond Creek Water, LLC (hereinafter referred to as "DCW") is the manufacturing and distribution of premium alkaline water.

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DocuSign Envelope ID: D3295CC1-5960-4E50-95CD-544BC3CE97DF

B. The Partner, Apokar Investment Group, LLC is a corporation incorporated in North Carolina whose main activity is the investment into and operations of brokering, distribution and marketing of mass market CPG products, and other businesses.

C. The Parties are desirous of entering into this MOU to declare their respective intentions and to establish a basis of co-operation and collaboration between the Parties upon the term as contained herein.

THE PARTIES HAVE REACHED AN UNDERSTANDING ON THE FOLLOWING MATTERS:

1. OBJECTIVE

1.1 This MOU sets out the framework and areas of co-operation which are of mutual interest and benefit to both Parties.

1.2 Under this MOU, the Parties shall endeavor to jointly facilitate the collaboration by providing the necessary expertise, manpower, information and support to each other.

2. AREAS OF CO-OPERATION

2.1 Each Party will endeavor to take necessary steps to encourage and promote co-operation in the following areas:

(a) Increase sales and distribution of DCW's Alkaline Water product ("Product"); and

(b) Any other areas of co-operation to be mutually agreed upon by the Parties.

2.2 The Parties shall use their best endeavors to further their mutual interests and, so far as they are able to do, make available to the cooperative activities their expertise, resources and information.

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DocuSign Envelope ID: D3295CC1-5960-4E50-95CD-544BC3CE97DF

2.3 Each Company and Partner acknowledges that the resources of each Party will limit the extent of the cooperative activities and the Parties agree to work together to mutually discuss, identify and obtain appropriate marketing and necessary logistical support for the cooperative activities in connection with this MOU.

3. FINANCIAL ARRANGEMENTS

3.1 The Company will compensate Partner an initial amount based on the schedule below:

- $10,000 due July 5th
- $15,000 due August 5th
- $15,000 due September 5th
- $10,000 due October 5th
- $10,000 due November 5th
- $10,000 due December 5th
- Parties will come to terms on compensation for 2025 no later than December 1st, 2024.

3.2 Each Party will bear its own cost and expenses in relation to this MOU.

3.3 This MOU will set the initial basic terms of a final agreement ("Agreement")

4. EFFECT OF MOU

4.1 This MOU serves only as a record of the Parties' intentions and does not constitute or create, and is not intended to constitute or create obligations under law and will not give rise to any legal process and will not deemed to constitute or create any legally binding or enforceable obligations, express or implied. intention of this

4.2 This MOU will set the basic terms of the final agreement between the parties.

5. ENTRY INTO EFFECT, DURATION AND TERMINATION

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5.1 This MOU will come into effect on the date of signing and will remain in the effect for a period of 3 years, unless the agreed goals are achieved, at which time the final agreement will become permanent.

5.2 This MOU will remain in effect for 90 days or until a final agreement is executed.

5.3 Economic Effects:

5.3.1 Currently, the company generates approximately $850,000 in annual sales. However, the Partner has manifested its intention on increasing sales to seven million dollars ($7,000,000) by additional marketing, investment and industry know how.

5.3.2 Upon the execution of an agreement, the company will deliver free of additional costs a total of 10% equity participation to Partner in DCW ("Company Equity").

5.3.3 Upon the achievement of the partner's stated goal of increasing total company sales to $7,000,000 the partner will receive a total compensation of 50% of DCW equity, according to the following progressive formula: 8.333% of the company's equity for every $1,000,000 increase in gross sales of the company's

6. NO AGENCY

6.1 Nothing contained herein is to be constituted as a joint venture partnership or formal business organization of any kind between the Parties or so to constitute either Party the agent of the other, until such time that a final agreement is executed.

7. PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

7.1 The company will give the partner all the needed releases and authorizations necessary to use the company's branding and intellectual product to allow it to fulfill it's obligation under the final agreement.

7.2 The Parties agree that neither Party shall gain by virtue of this MOU any rights of ownership or any other interest, right, or title of copyrights, patents, trade secrets, trademarks, or any other intellectual property rights owned by the other Party.

8. CONFIDENTIALITY

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DocuSign Envelope ID: D3295CC1-5960-4E50-95CD-544BC3CE97DF

8.1 Each Party shall undertake to observe the confidentiality and secrecy of documents, information and other data received from or supplied to, the other Party during the period of the implementation of this MOU or any other agreements made pursuant to this MOU.

8.2 For purposes of paragraph 1 above, such documents, information and data include any documents, information and data which is disclosed by a Party (the Disclosing Party) to the other Party (the Receiving Party) prior to, or after, the execution of the MOU, involving technical, business, marketing, policy, know-how, planning, project management and other documents, information, data and/or solutions in any form, including but not limited to any document, information or data which designated in writing to be confidential or by its nature intended to be for the knowledge of the Receiving Party or if orally given, is given in the circumstances of confidence.

8.3 Both Parties agree that the provisions of this Article shall continue to be binding between the Parties notwithstanding the termination of this MOU.

9. NOTICES

9.1 Any notice, approval or request required or permitted to be given or made under this MOU shall be in writing and in English Language. Such notice, approval or request shall be deemed to be duly given or made when it shall have been delivered by hand, prepaid registered post or facsimile to the Party to which is required to be given or made at such Party's address specified below, or at such other address as either Party may specify in writing.

To Company:

Eduardo Brito
2810 N. Arcadia Ct,
Palm Springs, CA 92262
eduardo@diamondcreekwater.com

To Partner:

John Wiesehan, III
Apokar Investment Group, LLC

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DS JW DS EB DS JW

DocuSign Envelope ID: D3295CC1-5960-4E50-95CD-544BC3CE97DF

9311 Monroe Rd Suite K
Charlotte, NC 28270
john@apokar.com

9.2 Any notice sent by facsimile or email shall be deemed served when dispatched and any notice served by prepaid registered post shall be deemed served forty-eight (48) hours after dispatch thereof. In proving the service of any notice it shall be sufficient to prove in the case of a letter that such letter was properly stamped addressed and place in the post or delivered or left at the current address if delivered personally and in the case of a facsimile transmission was duly dispatched to the facsimile number of the addressee given above or subsequently notified for the purposes of this MOU.

IN WITNESS WHEREOF the Parties have hereunto caused this MOU to be duly executed as at the date first above mentioned.

For and on behalf of
Company
Signed by Authorized Signatory
Full Name: Eduardo Brito

Designation:

) DocuSigned by:
) Eduardo Brito 5/23/2024
)
Signature

In the presence of:
Full Name: Lanai Norris
Designation:

) DocuSigned by:
) Lanai Norris 5/23/2024
)
Signature

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DocuSign Envelope ID: D3295CC1-5960-4E50-95CD-544BC3CE97DF

For and on behalf of
Partner
Signed by Authorized Signatory:
Full Name: John Wiesehan III

Designation:

) DocuSigned by: John Wiesehan III 5/23/2024
)
)
Signature

In the presence of:
Full Name: Lanai Norris
Designation:

) DocuSigned by: Lanai Norris 5/23/2024
)
)
Signature

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